Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Xylem Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Debt Securities (1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Common Stock, par value $0.01 per share (1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Equity	Preferred Stock, no par value (1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Warrants (1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Depositary Shares (1)(4)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Purchase Contracts (1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
	Other	Units (1)	Rule 456(b) and Rule 457(r)(2)	(3)	(3)	(3)	(2)	(2)
Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a		n/a
Carry Forward Securities
Carry Forward Securities	n/a	n/a	n/a	n/a		n/a			n/a	n/a	n/a	n/a
	Total Offering Amounts					n/a		n/a
	Total Fees Previously Paid							n/a
	Total Fee Offsets							n/a
	Net Fee Due							n/a

(1)

Any securities registered hereunder may be sold separately or as units with other securities registered hereunder. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, or exchange of other securities.

(2)

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.

(3)	An indeterminate aggregate offering price or number of securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(4)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt.